SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-12

                        STEWARDSHIP FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

    |_| Fee paid previously with preliminary materials:
    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                        Stewardship Financial Corporation
                                630 Godwin Avenue
                       Midland Park, New Jersey 07432-1405

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, MAY 11, 2004

To Our Shareholders:

      The Annual Meeting of Shareholders of Stewardship Financial Corporation (the "Corporation") will be held at the branch of Atlantic Stewardship Bank located at 400 Hamburg Turnpike, Wayne, New Jersey, on May 11, 2004, at 7:00 P.M. for the following purposes:

      1. To elect the three (3) directors named in the attached Proxy Statement for three year terms.

      2. To approve an amendment of the Corporation's Certificate of Incorporation to increase authorized shares of common stock.

      3. To transact such other business as may properly come before the meeting.


      Shareholders of record at the close of business on March 31, 2004 are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is requested that the enclosed proxy be executed and returned to our transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016, in the envelope provided.


                                          By Order of the Board of Directors


                                          Robert J. Turner
                                          Corporate Secretary


April 5, 2004

                        Stewardship Financial Corporation
                                630 Godwin Avenue
                       Midland Park, New Jersey 07432-1405

                         ------------------------------
                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 11, 2004
                         ------------------------------

      This Proxy Statement is being furnished to shareholders of Stewardship Financial Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders and at any adjournment of the meeting. You are cordially invited to attend the Annual Meeting that will be held at the branch office of Atlantic Stewardship Bank located at 400 Hamburg Turnpike, Wayne, New Jersey, on Tuesday, May 11, 2004 at 7:00 P.M. The 2004 Annual Report to shareholders, including consolidated financial statements for the fiscal year ended December 31, 2003, and a proxy card accompany this Proxy Statement, which is first being mailed to shareholders on or about April 5, 2004.

Voting of Securities

      The securities which may be voted at the Annual Meeting consist of shares of common stock, no par value, of the Corporation ("Common Stock") with each share entitling its owner to one vote on each matter properly brought before the Annual Meeting.

      The close of business on March 31, 2004 has been fixed by the Board of Directors as the record date for the determination of shareholders of record entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the record date was 3,154,350 shares.

      Regardless of the number of shares of Common Stock you own, it is important that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the direction given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of each of the nominees for director named in the Proxy Statement and "FOR" the amendment of the Corporation's Certificate of Incorporation to increase authorized shares of Common Stock. Should any other matters be properly presented at the Annual Meeting for consideration, such as consideration of a motion to adjourn the meeting to another time, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. Other than the matters set forth in the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that may be presented for consideration at the Annual Meeting.

      A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016. In addition, a proxy filed prior to the Annual Meeting may be revoked by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

Quorum

      The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Required Vote

      There is no cumulative voting in the election of directors. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees is withheld. Thus, a nominee for director may be elected even if the nominee receives votes from holders of less than a majority of shares represented at the meeting. To approve the amendment of the Corporation's Certificate of Incorporation, an affirmative vote of majority of the votes cast is required.

Cost of Proxy Solicitation

      The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Corporation. Directors, officers and other employees of the Corporation may solicit proxies on behalf of the Corporation in person or by telephone, e-mail, facsimile or other electronic means. These directors, officers and employees will not receive additional compensation for such services. The Corporation will reimburse the reasonable expenses of brokerage firms and other custodians and nominees for sending proxy materials to, and obtaining proxies from, beneficial owners.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

      The Corporation's Certificate of Incorporation and its bylaws authorize a minimum of one and a maximum of twenty-five directors, but the exact number is fixed by resolution of the Board of Directors. The Board has fixed the current number of directors at eleven; however, the Board has decided to reduce the number of seats on its Board to ten effective as of the date of the annual meeting because Mr. Almroth will be retiring from the Board and will not be standing for re-election. The Board has been divided into three classes. One class is elected each year to serve a term of three years. Directors elected at this Annual Meeting will be elected to serve for a term of three years through April 2007, or until their successors are duly elected and qualified.

      Each nominee has indicated to the Corporation that he will serve if elected. The Corporation has no reason to believe that any of the nominees will be unable to stand for election. Unless authority to vote for any of the nominees is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors. If, for any reason, any of the nominees becomes unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors.

      The Board of Directors recommends that you vote FOR the election of the nominees named in this Proxy Statement.

Directors and Nominees for Director

      The following sets forth the names of our nominees for director and directors continuing to serve on our Board following the Annual Meeting; their ages; a brief description of their recent business experience, including present occupations; the year in which each became a director of the Corporation and our wholly-owned subsidiary, Atlantic Stewardship Bank (the "Bank"); and the names of any public companies for which they serve on the board of directors.

      Information With Respect to Nominees for Terms Expiring in 2007

      Harold Dyer, age 76, has been a director of the Corporation since 1997. Mr. Dyer has been a director of the Bank since 1985. From 1957 to 1981, Mr. Dyer was president of White Laundry, Inc., a laundry service company. Mr. Dyer is currently retired.

      John J. Murphy, age 59, has been a director of the Corporation and the Bank since 2003. Since 1983, Mr. Murphy has been the senior principal of Murphy Capital Management, Inc., an investment firm. Mr. Murphy is a member of the board of directors of Citifund Ltd. Family of Funds.

      Abe Van Wingerden, age 67, has been a director of the Corporation and the Bank since 2001. Since 1985, Mr. Van Wingerden has been the president of Abe Van Wingerden Company, Inc. T/A Van Wingerden Farms, a retailer of garden equipment and supplies.

      Information With Respect to the Directors with Terms Expiring in 2006

      Robert J. Turner, age 64, has been a director of the Corporation since 1997. Mr. Turner has been a director of the Bank since 1985. From 1966 to 2002, Mr. Turner was the president of The Turner Group, an insurance brokerage company. Mr. Turner is currently retired.

      William J. Vander Eems, age 54, has been a director of the Corporation since 1997. Mr. Vander Eems has been a director of the Bank since 1991. Since 1973, Mr. Vander Eems has been the president of William Van Der Eems, Inc., a general contracting company.

      Paul Van Ostenbridge, age 51, has been a director of the Corporation since 1997 and has served as President and Chief Executive Officer of the Corporation since 1997. Mr. Van Ostenbridge has been a director of the Bank since 1985 and has served as its president and chief executive officer since 1985.

      Information With Respect to the Directors With Terms Expiring in 2005

      William C. Hanse, age 69, has been a director of the Corporation since 1997. Mr. Hanse has been a director of the Bank since 1985. Since 1990, Mr. Hanse has been a partner of the law firm Hanse & Hanse.

      Margo Lane, age 53, has been a director of the Corporation since 1997. Ms. Lane has been a director of the Bank since 1994. Since 2004, Ms. Lane has been the sales and marketing coordinator of PBI-Dansensor America Inc., a company that sells and services equipment for industrial instrumentation and process control. From 1976 to 2002, Ms. Lane served as the corporate communications manager of Garden State Paper Company, LLC, a newsprint manufacturing company.

      Arie Leegwater, age 70, has been a director of the Corporation since 1997 and has been Chairman of the Board since 1997. Mr. Leegwater has been a director of the Bank since 1985 and has been Chairman of the Board of the Bank since 1994. Since 1988, Mr. Leegwater has been the owner of Arie Leegwater Associates LLC, a general contracting company. Since 2002, Arie Leegwater has been a partner in ARIEANJE LLC, a company engaged in owning and renting real estate.

      John L. Steen, age 66, has been a director of the Corporation since 1997 and has been Vice Chairman of the Board since 1997. Mr. Steen has been a director of the Bank since 1985 and has been Vice Chairman of the Bank since 1994. Since 1972, Mr. Steen has been the president of Steen Sales, Inc., a textile company. Since 1972, Mr. Steen has been president of Dutch Valley Throwing Co., a textile company.

Committees of the Board of Directors

      During 2003, the Board of Directors had a standing Audit Committee, Nominating Committee, Personnel Committee and Stock Compensation Committee. In 2004, the Personnel and Stock Compensation Committees were merged into a newly formed Compensation Committee. The charters of the Audit Committee, Nominating Committee and Compensation Committee, as approved by the Board of Directors in February, 2004, are attached as Exhibits A, B and C to this Proxy Statement. Copies of our committee charters can be found on our website at www.asbnow.com.

      Audit Committee

      The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board has adopted a written charter setting out the functions of the Audit Committee. The audit functions of the Audit Committee are to: (i) monitor the integrity of the Corporation's financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Corporation's independent external audit and internal audit functions; (iii) provide avenues of communication among the independent auditor, management, internal auditors and the Board of Directors; and (iv) encourage the adherence to, and continuous improvement of, the Corporation's policies, procedures and practices at all levels. The Audit Committee also reviews and evaluates the recommendations of the independent certified public accountant, receives all reports of examination of the Corporation and the Bank by regulatory agencies, analyzes such regulatory reports, and informs the Board of the results of their analysis of the regulatory reports. In addition, the Audit Committee receives reports directly from the Corporation's internal auditors and recommends any action to be taken in connection therewith.

      In 2003, the Audit Committee consisted of directors Dyer (Chairman), Almroth, Murphy, Steen and Turner. William C. Hanse was also a member of the Audit Committee until his resignation in November of 2003. Mr. Hanse received certain payments in the aggregate amount of approximately $24,000 during the fiscal year ended December 31, 2003, from the Bank for legal services he provided. Mr. Hanse resigned from the Audit Committee because he believed that under future rules and regulations of the SEC or of an exchange where the Common Stock of the Corporation would be traded, he would not be considered independent as a result of receipt of these payments, and therefore would be prohibited from being a member of the Audit Committee.

      Nominating Committee

      The Nominating Committee nominates candidates to serve on the Corporation's Board of Directors. In 2003, the Nominating Committee consisted of directors Steen (Chairman), Almroth, Leegwater and Vander Eems.

      The Nominating Committee has adopted a procedure to consider recommendations for directorships submitted by shareholders holding at least 20% of our outstanding shares for a period of at least four years. Shareholders meeting these requirements, who wish the Nominating Committee to consider their recommendations for nominees for the position of director, should submit their recommendations in writing in care of Corporate Governance, Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432. Recommendations by shareholders meeting the share ownership requirements and that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating Committee.

      In its assessment of each potential candidate, the Nominating Committee will review the nominee's judgment, experience, independence, understanding of the Corporation's or other related industries and such other factors the Nominating Committee determines are pertinent in light of the current needs of the Board. The Nominating Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities.

      Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board of Directors, the Nominating Committee considers, in addition to the requirements set out in the Nominating Committee's charter, quality of experience, the needs of the Corporation and the range of talent and experience represented on the Board.

      Personnel Committee

      The Personnel Committee sets the compensation for the executive officers of the Corporation and the Bank. Mr. Van Ostenbridge was a member of the Personnel Committee in 2003 and is the Chief Executive Officer and President of the Corporation and the Bank; however, he was excluded from all discussions regarding any compensation matter related directly to him. In 2003, the Personnel Committee consisted of directors Almroth (Chairman), Lane, Leegwater, Turner and Van Ostenbridge.

      Stock Compensation Committee

      The Stock Compensation Committee recommends the issuance of stock options in accordance with the 1995 Employee Stock Option Plan. During 2003, the Stock Compensation Committee consisted of directors Almroth (Chairman), Lane, Vander Eems and Van Wingerden.

      Compensation Committee

      In 2004, the Compensation Committee was formed to replace the Personnel and Stock Compensation Committees. This Committee will oversee the Corporation's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. The Compensation Committee consists of Directors Turner (Chairperson), Lane, Leegwater, Vander Eems, and Van Wingerden.

Independence of Directors

      The Board of Directors has determined that seven of its eleven directors, including all members of the Audit, Nominating and Compensation Committees, are "independent" as defined in the listing standards of the NASDAQ Stock Market and SEC rules. These seven independent directors are: Almroth, Dyer, Hanse, Lane, Murphy, Steen and Van Wingerden.

Board and Committee Meetings

      The Board of Directors of the Corporation held 14 meetings during 2003. The Audit Committee, Nominating Committee, Personnel Committee and Stock Compensation Committee met 10, 8, 5 and 1 time(s), respectively, during 2003. The Board of Directors holds regularly scheduled meetings each month and special meetings as circumstances require. All of the directors of the Corporation attended at least 75% of the total number of Board meetings held during 2003. In addition, each director who is a member of a committee of the Board of Directors attended at least 75% of the meetings for each committee of which he is a member. Each director of the Corporation is also a director of the Bank.

      The Corporation expects the Directors to attend the annual meeting. The Directors who attended the 2003 annual meeting were Almroth, Dyer, Hanse, Lane, Leegwater, Steen, Turner, Vander Eems, Van Ostenbridge and Van Wingerden.

Communications with the Board of Directors

      Shareholders are invited to contact the Directors by writing to the Secretary of the Corporation, Robert J. Turner, at 630 Godwin Avenue, Midland Park, New Jersey 07432. These communications are not screened.

Personnel Committee and Stock Compensation Committee Interlocks and Insider Participation

      During 2003, no executive officer of the Corporation (i) served as a member of the Personnel Committee of another entity, one of whose executive officers served on the Personnel Committee or Stock Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Personnel Committee or Stock Compensation Committee, or (iii) was a member of the Personnel Committee of another entity, one of whose executive officers served as a director of the Corporation.

Compensation of Directors

      Directors' Fees

      Directors of the Corporation and the Bank, other than full-time employees of the Corporation and the Bank, receive fees of $1,400 per Board meeting attended, with the exception of the chairman who receives $2,800 per meeting attended. Directors of the Corporation and the Bank, other than full time employees of the Corporation and the Bank, also receive a fee of $300 per committee meeting attended.

      Stock Option Plan for Non-Employee Directors

      The Corporation maintains the Stewardship Financial Corporation 2001 Stock Option Plan for Non-Employee Directors (the "2001 Non-Employee Plan"). The maximum number of shares of Common Stock subject to stock options granted under the 2001 Non-Employee Plan is 104,186 as adjusted for stock dividends and splits. As of March 15, 2004, 83,349 options to purchase shares of Common Stock have been granted under the 2001 Non-Employee Plan, of which 10,417 options have been exercised. The purchase price of the shares of Common Stock subject to options under the 2001 Non-Employee Plan is 100% of the fair market value on the date such option is granted. The plan expires on May 9, 2011.

                               EXECUTIVE OFFICERS

      Our executive officers are as follows:


        Name                    Age                   Position
        ----                    ---                   --------
Paul Van Ostenbridge            51       President and Chief Executive Officer
Julie E. Holland                44       Vice President and Treasurer
Timothy G. Madden               54       Vice President


      Officers are not appointed for fixed terms. Biographical information for our current officers who are not also directors follows.

      Julie E. Holland, age 44, has been vice president and treasurer of the Corporation since 1997. Ms. Holland joined the Bank in 1994 and has been vice president and treasurer of the Bank since 1997.

      Timothy G. Madden, age 54, has served as vice president of the Corporation since 2002. Mr. Madden joined the Bank in 2001 and has served as its vice president since 2001. From 1989 until 2001, Mr. Madden served as the vice president of private banking at Summit Bank. Mr. Madden has over 30 years experience in credit, sales and management in the commercial banking field.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth a summary of annual compensation for the last three fiscal years for the president and chief executive officer of the Corporation and any other executive officers whose individual remuneration exceeded $100,000.

                                           Annual Compensation                   Long Term Compensation Awards
                                        -------------------------         -----------------------------------------
     Name &                                                               Securities Underlying      All Other
Principal Position            Year      Salary ($)   Bonus ($)(1)              Options (#)         Compensation ($)

Paul Van Ostenbridge          2003       190,000        25,000                    1,050               32,625 (2)
President and Chief           2002       182,500        34,335                        0               28,231
Executive Officer             2001       175,500        28,843                        0               27,045

Timothy G .Madden             2003       114,660        10,631                      525               17,487 (3)
Vice President and Senior     2002       110,250        14,740                        0                5,295
Commercial Loan Manager       2001       105,000          500                         0                    0

Julie E. Holland              2003       85,500          8,137                      525               13,963 (4)
Vice President and            2002       82,300         10,988                        0               11,960
Treasurer                     2001       79,300          9,369                        0               11,582

------------

      (1) Includes bonuses earned through the Executive Compensation Plan and accrued during 2003, 2002 and 2001, which were paid in the first quarter of the following calendar years.

      (2) The amounts disclosed for Mr. Van Ostenbridge for fiscal 2003 includes 401(k) matching contributions of $4,694, profit sharing plan contributions of $17,450, group term life insurance and long term disability payments of $1,328, medical and vision insurance contributions of $5,540 and the imputed value of a personal car allowance in the amount of $3,613.

      (3) The amounts disclosed for Mr. Madden for fiscal 2003 includes profit sharing contributions of $10,950, group term life insurance and long term disability payments of $997 and medical and vision insurance contributions of $5,540.

      (4) The amounts disclosed for Ms. Holland includes 401(k) matching contributions of $2,113, profit sharing contributions of $8,360, group term life insurance and long term disability payments of $761, and medical and vision insurance contributions of $2,729.


Stock Option Grants

Option Grants in Last Fiscal Year

      The following table sets forth information related to the grant of stock options by us during the year ended December 31, 2003 to the executive officers named in the summary compensation table.

                                                   Individual Grants
                             -------------------------------------------------------------
                                                                                             Potential Realizable Value
                               Number of       Percent of                                         at Assumed Annual
                               Securities    Total Options                                      Appreciation Rates of
                               Underlying      Granted to     Exercise or                    Stock Price for Option Term
                                Options       Employees in     Base Price      Expiration    ---------------------------
                                Granted       Fiscal Year      ($/Share)          Date           5%            10%
                             --------------------------------------------------------------------------------------------
Paul Van Ostenbridge               1,050            11.5%         $20.00     July 15, 2013    $38,483        $61,277
Timothy G. Madden                    525             5.7%          20.00     July 15, 2013     19,241         30,639
Julie E. Holland                     525             5.7%          20.00     July 15, 2013     19,241         30,639

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

      The following table sets forth information regarding the aggregated option exercises during the fiscal year ended December 31, 2003, and the value of unexercised options held as of December 31, 2003, by each executive officer named in the Summary Compensation Table. The potential value of unexercised in-the-money options is based on the closing per share sales price of the Corporation's Common Stock of $22.50 on December 31, 2003.

                              Shares                        Number of Securities Underlying             Value of Unexcercised
                           Acquired on       Value          Unexercised Options at December         In-the-Money Options December
            Name           Exercise (#)  Realized ($)                 31, 2003 (#)                          31, 2003 ($)
-----------------------------------------------------      ---------------------------------   ------------------------------------
                                                             Exercisable      Unexercisable      Exercisable       Unexercisable

Paul Van Ostenbridge                  0             0             28,732              3,198         $449,314            $29,271

Timothy G. Madden                     0             0                  0                525                0              1,313

Julie E. Holland                  1,654        10,146              6,938              1,062          107,694              7,974


Employee Stock Option Plan. The Corporation maintains the Stewardship Financial Corporation 1995 Stock Option Plan (the "Employee Plan"). Under the Employee Plan, 135,685 shares of Common Stock have been reserved for issuance. As of March 15, 2004, 64,866 options to purchase shares of Common Stock have been granted under the Employee Plan. Employees of the Corporation, the Bank, and any subsidiaries which the Corporation may incorporate or acquire are eligible to participate in the Employee Plan. The Stock Compensation Committee manages the Employee Plan and selects participants from the eligible employees. No options granted under the Employee Plan may be exercised more than 10 years after the date of its grant. The purchase price for shares of Common Stock subject to options under the Plan may not be less than 100% of the fair market value on the date such options are granted.

Employee Stock Purchase Plan. The Corporation maintains the Stewardship Financial Corporation 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, 150,760 shares of Common Stock have been reserved for issuance. As of March 15, 2004, 17,998 shares of Common Stock have been purchased under the Purchase Plan. Shares acquired under the Purchase Plan may be obtained, at the discretion of the Corporation, from the authorized but unissued shares of Common Stock, treasury stock or from the open market. Employees of the Corporation, the Bank and any subsidiaries which the Corporation may incorporate or acquire, who work at least 20 hours per week, are eligible to participate in the Purchase Plan. Shares are purchased for participants through payroll deductions in a maximum amount of 10% of a participant's total compensation per pay period. Eligible employees must notify the Bank of their participation in the Purchase Plan and the amount of payroll deductions that will be applied to purchase shares for them. The funds contributed by each participant are used to purchase shares of Common Stock at 95% of the fair market value.

              PERSONNEL Committee Report on Executive Compensation

      The Bank maintains a Personnel Committee, which oversees executive compensation issues. The compensation payable to the Bank's executive officers is determined by the Board of Directors of the Bank upon recommendation of the Personnel Committee, without the participation of Mr. Van Ostenbridge on any compensation matter related directly to him.

      Executive Compensation Policy. The Bank's policy is to compensate its executives fairly and adequately for the responsibility assumed by them for the success and direction of the Bank, the effort expended in discharging that responsibility and the results achieved directly or indirectly from each executive's performance. "Fair and adequate compensation" is established after careful review of: (i) the Bank's earnings; (ii) the Bank's performance as compared to other companies of similar size and market area; and (iii) a comparison of what the market demands for compensation of similarly situated and experienced executives.

      Total compensation takes into consideration a mix of base salary, bonus, perquisites and stock options. The particular mix is established in order to competitively attract competent professionals, retain those professionals and reward extraordinary achievement. The Board of Directors also considers net income for the year and earnings per share of the Corporation and the Bank before finalizing officer compensation increases for the coming year.

      Based upon its current levels of compensation, the Bank is not affected by the provisions of the Internal Revenue Code that limit the deductibility to a corporation of compensation in excess of $1,000,000 paid to certain executive officers. Thus, the Bank has no policy regarding that subject.

      Base Salary. The Board of Directors of the Bank bears the responsibility for establishing base salary. Salary is minimum compensation for any particular position and is not tied to any performance formula or standard. However, that is not to say that poor performance will not result in termination. Acceptable performance is expected of all executive officers as a minimum standard. To establish salary, the following criteria are used: (i) position description;
(ii) director responsibility assumed; (iii) comparative studies of peer group compensation (special weight is given to local factors as opposed to national averages); (iv) earnings performance of the Bank resulting in availability of funds; and (v) competitive level of salary to be maintained to attract and retain qualified and experienced executives.

      Stock Options. Recommendations for stock option awards are made by the Personnel Committee to the Stock Compensation Committee, which then makes recommendations to the entire Board of Directors for final action. The Personnel Committee meets to evaluate meritorious performance of all officers and employees for consideration to receive stock options.

      The Personnel Committee makes awards based upon the following criteria:
(i) position of the officer or employee in the Bank; (ii) the benefit that the Bank has derived as a result of the efforts of the award candidate under consideration; and (iii) the Bank's desire to encourage long term employment of the award candidate.

      Perquisites, such as Corporation and Bank automobiles and their related expenses and auxiliary insurance benefits, which the Board of Directors of the Bank may approve from time to time, are determined and awarded pursuant to evaluation under the same criteria used to establish base salary.

      Compensation of CEO. Paul Van Ostenbridge is president and chief executive officer of the Corporation and the Bank. Mr. Van Ostenbridge has held his respective positions at the Corporation and the Bank since the inception of both companies. The Corporation and the Bank have continued to make progress toward their goals during Mr. Van Ostenbridge's tenure as president and chief executive officer. In 2003, Mr. Van Ostenbridge's total annual salary compensation increased 4.00% above his total annual salary compensation in 2002. The Board of Directors determined that this increase represents fair compensation in view of Mr. Van Ostenbridge's level of personal performance in 2003, the results achieved by the Corporation and the Bank, and the compensation levels of other executives in the banking industry.

It should be noted that the Board of Directors adopted the Compensation Committee charter in February, 2004, at which time the Personnel Committee and the Stock Compensation Committee were merged into the Compensation Committee.

                                               Submitted by:

                                               Personnel Committee
                                               William Almroth, Chairperson
                                               Margo Lane
                                               Arie Leegwater
                                               Robert J. Turner
                                               Paul Van Ostenbridge


                 Certain Relationships and related transactions

      The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to the Corporation's and the Bank's directors and executive officers and to corporations, organizations or other entities for which they serve as officers or directors, or in which they have beneficial ownership interests of 10 percent or more. These loans have all been made in the ordinary course of banking business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

            Stock Ownership of Management and Principal Shareholders

      The following table sets forth information concerning the beneficial ownership of the Corporation's Common Stock as of March 15, 2004, by (i) each person who is known by the Corporation to own beneficially more than 5% of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Corporation, (iii) each executive officer of the Corporation named in the Summary Compensation Table and (iv) all directors and executive officers of the Corporation as a group. Other than as set forth in this table, the Corporation is not aware of any individual or group which holds in excess of 5% of the outstanding Common Stock. The percentage of beneficial ownership is based on 3,154,350 shares of Common Stock outstanding as of March 15, 2004.

                                             Number of Shares          Percent
   Name of Beneficial Owner (1)            Beneficially Owned (2)     of Class
   ---------------------------             ----------------------     --------

William Almroth (3)                               169,754                5.37%

Harold Dyer (4)                                    32,848                1.04%

William C. Hanse (5)                               76,975                2.44%

Margo Lane (6)                                     27,361                    *

Arie Leegwater (7)                                 41,242                1.31%

John J. Murphy (8)                                  4,358                    *

John L. Steen  (9)                                 79,871                2.53%

Robert J. Turner (10)                              80,945                2.56%

William J. Vander Eems (11)                       126,436                4.00%

Paul Van Ostenbridge (12)                          45,579                1.43%

Abe Van Wingerden (13)                            133,420                4.23%

Julie E. Holland (14)                              10,203                    *

Timothy G. Madden                                   2,453                    *
                                                 --------                -----

Directors and Executive Officers
of the Corporation and Bank as a group
(13 persons)                                      831,445               25.72%

-------------

      * Indicates less than 1% of the outstanding shares of the Corporation's Common Stock.

      (1) The address of each shareholder is c/o Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.

      (2) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. They also include shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the Corporation's Dividend Reinvestment Plan.

      (3) Includes 95,570 shares held by Mr. Almroth's spouse in her own name and 8,682 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004. Mr. Almroth disclaims beneficial ownership of the interest held by his spouse.

      (4) Includes 1,737 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004.

      (5) Includes 25,551 shares held jointly by Mr. Hanse and his spouse; 6,788 shares held by Mr. Hanse's spouse in her own name; and 1,736 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004. Mr. Hanse disclaims beneficial ownership of the interest held by his spouse.


      (6) Includes 7,152 shares held jointly by Mrs. Lane and her spouse; 489 shares held by Mrs. Lane's spouse as custodian for their children; and 5,209 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004. Mrs. Lane disclaims beneficial ownership of the interest held by her spouse.

      (7) Includes 10,199 shares held jointly by Mr. Leegwater and his spouse; 14,032 shares held by trusts of which Mr. Leegwater is the trustee; and 5,209 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004. Mr. Leegwater disclaims beneficial ownership of the interest owned by his spouse.

      (8) Includes 2,362 shares held in the name of Murphy Capital Profit Sharing; and 1,041 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004.

      (9) Includes 5,209 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004.

      (10) Includes 15,988 shares held jointly by Mr. Turner and his spouse; 2,074 shares held by Mr. Turner's spouse in her own name; and 5,209 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004. Mr. Turner disclaims beneficial ownership of the interest held by his spouse.

      (11) Includes 29,333 shares held by Mr. Vander Eems' spouse in her own name; 7,340 shares held by Mr. Vander Eems as custodian for his children; and 5,209 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004. Mr. Vander Eems disclaims beneficial ownership of the interest held by his spouse.

      (12) Includes 30,151 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004.

      (13) Includes 111,712 shares held by Mr. Van Wingerden and his spouse. Includes 1,737 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004. Mr. Van Wingerden disclaims beneficial ownership of the interest held by his spouse.

      (14) Includes 7,292 shares issuable upon exercise of stock options exercisable within 60 days of March 15, 2004.


             PROPOSAL 2 -- AMENDMENT OF CERTIFICATE OF INCORPORATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

General

      In February 2004, the Corporation's Board of Directors approved an amendment of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 5,000,000 to 10,000,000 shares. A copy of the amendment is attached to this Proxy Statement as Exhibit D.

      The Board of Directors recommends that you vote FOR the amendment of the Certificate of Incorporation to increase authorized shares of Common Stock.

Purposes and Effects of Proposed Increase in the Number of Authorized Shares of Common Stock.

      The proposed amendment would increase the number of shares of Common Stock which the Corporation is authorized to issue from 5,000,000 to 10,000,000. The additional 5,000,000 shares would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

      The Board of Directors believes it is in the best interests of the Corporation to increase the number of authorized shares of Common Stock to provide the Corporation with adequate flexibility in the future. If this proposal is approved by the shareholders, the increased number of authorized shares of Common Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve without further shareholder approval except as required by applicable law and the rules of any stock exchange, automated quotation system or other quotation service where the Common Stock is listed or quoted. Such purposes include the issuance of shares under the Corporation's dividend reinvestment plan, the grant of options to purchase Common Stock to the Corporation's employees, directors and consultants, as well as the issuance of Common Stock in connection with financing transactions, acquisitions and public and private offerings. The Corporation has no immediate agreements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment, although opportunities for additional issuance could arise at any time. The availability of additional shares of Common Stock for issuance without the delay and expense of obtaining shareholder approval will afford the Corporation greater flexibility in acting upon opportunities and transactions, if any, which may arise in the future.

      Adoption of the amendment to the Certificate of Incorporation and any issuance of additional shares of Common Stock will not affect the rights of the holders of currently outstanding Common Stock, except for the effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of ownership and earnings per share.

      If approved, the amendment to the Certificate of Incorporation will become effective on the date when the amendment of the Certificate of Incorporation is filed with the State of New Jersey.

Certain Anti-Takeover Effects

      At the present time, the Corporation is not aware of any pending or threatened efforts by any third party to obtain control of the Corporation and the amendment to the Certificate of Incorporation is not proposed as the result of any such efforts. However, the availability for issuance of additional shares of Common Stock may discourage an attempt to obtain control of the Corporation or may make a takeover attempt more difficult.

Vote Required and Board Recommendation.

      The affirmative vote of holders of a majority of shares of Common Stock entitled to vote at the Annual Meeting is required to approve the proposed amendment.

                          Report of the Audit Committee

      The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the Corporation's financial reporting process. We meet with both the independent auditors and the internal auditors, each of whom has unrestricted access to the committee. We also meet with management periodically to consider the adequacy of the Corporation's internal controls and the objectivity of its financial reporting. We discuss these matters with the independent auditors, internal auditors and appropriate financial personnel of the Corporation.

      The directors who serve on the committee are all "independent" for the purposes of Rule 4200(a)(14) of the NASDAQ's listing standards. That is, the Board of Directors has determined that none of us has a relationship with the Corporation and the Bank that may interfere with our independence from the Corporation and its management.

      Management has primary responsibility for the Corporation's financial statements and the overall reporting process, including the Corporation's system of internal controls. The independent auditors audit the financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the Corporation in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

      This year, we reviewed the Corporation's audited financial statements and met with both management and KPMG LLP, the Corporation's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

      We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Boards No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Corporation. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Based on these reviews and discussions, we recommended to the Board that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                                            Submitted by:

                                            Audit Committee

                                            Harold Dyer, Chairperson
                                            William M. Almroth
                                            John J. Murphy
                                            John L. Steen
                                            Robert J. Turner

                              INDEPENDENT AUDITORS

      The Audit Committee of the Board of Directors of the Corporation and the Bank has recommended the retention of KPMG LLP to act as independent public accountants for the Corporation and the Bank for the fiscal year ending 2004. KPMG LLP has acted as the Corporation's and the Bank's independent public accountants for the fiscal years ended December 31, 1996 through 2003.

      KPMG LLP has advised the Corporation that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

      Audit Fees

      The aggregate fees billed for professional services by KPMG LLP in connection with the audit of the financial statements for the fiscal year ended 2003, and the reviews of the financial statements for each of the first three fiscal quarters in 2003, were approximately $61,000. The aggregate fees billed for professional services by KPMG LLP in connection with the audit of the financial statements for the fiscal year ended 2002, and the reviews of the financial statements for each of the first three fiscal quarters in 2002, were approximately $63,030.

      Audit-Related Fees

      There were no fees billed for audit-related fees by KPMG LLP for the fiscal years ended 2003 and 2002, respectively.

      Tax Fees

      KPMG LLP billed the Corporation $20,500 and $22,500 in for the fiscal years ended 2003 and 2002, respectively, for tax compliance services.

      All Other Fees

      There were no other fees billed by KPMG LLP for the fiscal years ended 2003 and 2002, respectively.

      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

Pre-Approval of Audit and Permissible Non-Audit Services

      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. All audit and permissible non-audit services provided by KPMG LLP to the Corporation for the fiscal years ended 2003 and 2002 were approved by the Audit Committee.

                                PERFORMANCE GRAPH

      The Performance Line Graph presents the total return to the Corporation's shareholders for the period December 31, 1998 through December 31, 2003. The Corporation's Common Stock is compared to the Nasdaq Composite Index and a peer group consisting of ten banks located in the Mid-Atlantic region with total asset size similar to that of the Corporation. The peer group consists of First Washington Financial Corporation, Mid Penn Bancorp Inc., 1st Constitution Bancorp, Community Bancorp of New Jersey, Sussex Bancorp., Eagle Bancorp Inc., SVB Financial Services, Inc., Unity Bancorp, Inc., Sterling Bank and Juniata Valley Bancorp. The information in this graph is not necessarily indicative of the Corporation's future performance.

[Insert Graph Here]

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Corporation with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that, during the fiscal year ended December 31, 2003, all filing requirements applicable to its officers, directors and greater than 10% shareholders were timely met.

                           ANNUAL REPORT ON FORM 10-K

      The Corporation will furnish without charge its annual report on Form 10-K upon receipt of your written request therefore. Requests should be sent to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432.

                              SHAREHOLDER PROPOSALS

      Shareholders who wish to present proposals to be included in the Corporation's 2005 proxy materials must submit such proposals to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432 by December 8, 2004. For any proposal that is not submitted for inclusion in next year's proxy materials, but is instead sought to be presented directly at the 2005 Annual Meeting, SEC rules permit the Corporation to exercise discretionary voting authority to the extent conferred by proxy if the Corporation: (1) receives notice of the proposal before February 20, 2005 and advises shareholders in the 2005 proxy statement of the nature of the proposal and how management intends to vote on such matter or (2) does not receive notice of the proposal before February 20, 2005. Notices of intention to present proposals at the 2005 Annual Meeting should be submitted to the Secretary of the Corporation at 630 Godwin Avenue, Midland Park, New Jersey 07432.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which may come before the Annual Meeting; however, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                        STEWARDSHIP FINANCIAL CORPORATION
                         ADOPTED AS OF FEBRUARY 17, 2004

--------------------------------------------------------------------------------

I.    PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Stewardship Financial Corporation (the "Corporation") is to oversee the accounting and financial reporting processes of the Corporation and its subsidiaries and the audits of the financial statements of the Corporation.

II.   COMPOSITION OF THE COMMITTEE

The Committee shall consist of three or more directors, as determined from time to time by the Board on recommendation of the Nominating Committee. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"), and any additional requirements that the Board deems appropriate; provided, however, that notwithstanding the foregoing, members shall not be required to be "independent" within the meaning of the Nasdaq rules until after January 1, 2005. Members of the Committee shall be appointed annually for a one-year term (or, if a successor has not been duly appointed, until a successor is appointed).

      The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

      Any vacancy on the Committee shall be filled by the Board. No member of the Committee shall be removed except by the Board.

Each member of the Committee must be able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall have the level of accounting or related financial management expertise which is required under applicable law and rules and regulations promulgated by the Securities and Exchange Commission (the "SEC") and Nasdaq.

III.  MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis (but at least annually) with (i) management, (ii) the Corporation's internal auditors and (iii) the Corporation's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe warrant Committee attention.

The Committee shall maintain minutes of its meetings and records relating to those meetings and periodically report to the Board on significant results of the activities of the Committee. The Committee chairperson shall prepare and/or approve an agenda in advance of each meeting.

IV.   DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, Nasdaq, or any other applicable regulatory authority:

Selection, Evaluation, and Oversight of the Auditors

      (a) Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation's Annual Report on Form 10-K is referred to herein as the "independent auditors");

      (b) Review and, in its sole discretion, approve in advance the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 (the "Act") and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation's management, if desired). Approval of audit and permitted non-audit services will be made by the Committee;

      (c) Review the performance of the Corporation's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

      (d) Evaluate the independence of the Corporation's independent auditors by, among other things:

            (i) obtaining and reviewing from the Corporation's independent auditors a formal written statement delineating all relationships between the independent auditors and the Corporation, consistent with Independence Standards Board Standard 1;

            (ii) actively engaging in a dialogue with the Corporation's independent auditors with respect to any disclosed relationships, compensation or services that may impact the objectivity and independence of the auditors;

            (iii) taking, or recommending that the Board take, appropriate action to oversee the independence of the Corporation's independent auditors;

            (iv) monitoring compliance by the Corporation's independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

            (v) monitoring compliance by the Corporation of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

Oversight of Annual Audit and Quarterly Reviews

      (e) Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan's progress and results during the year;

      (f) Review with management, the Corporation's independent auditors and the Corporation's internal auditors, the following information which is require to be reported by the independent auditor:

            (i)   all critical accounting policies and practices to be used;

            (ii) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

            (iii) all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

            (iv) any material financial arrangements of the Corporation which do not appear on the financial statements of the Corporation;

      (g) Resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

Oversight of Financial Reporting Process and Internal Controls

      (h) Review:

      (i) the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Corporation's internal audit function, through inquiry and discussions with the Corporation's independent auditors, management and the Corporation's internal auditors;

      (ii) the yearly report prepared by management, and attested to by the Corporation's independent auditors, assessing the effectiveness of the Corporation's internal control over financial reporting and stating management's responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation's Annual Report on Form 10-K; and

      (iii) the Committee's level of involvement and interaction with the Corporation's internal audit function, including the Committee's line of authority and role in appointing the internal auditors;

      (i) Review with the chief executive officer, chief financial officer and independent auditors, periodically, the following:

            (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize and report financial information; and

            (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal control over financial reporting;

      (j) Discuss guidelines and policies governing the process by which senior management of the Corporation, the relevant departments of the Corporation and the Corporation's internal auditors, assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

      (k) Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Corporation's chief executive officer to assign additional internal audit projects to the Corporation's internal auditors;

      (l) Receive periodic reports from the Corporation's independent auditors, management and the Corporation's internal auditors to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

      (m) Review and discuss with the independent auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation's independent auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation's financial statements should be included in the Annual Report on Form 10-K and in the Corporation's proxy statement;

      (n) Review and give final approval for the final version of the Corporation's proxy statement prior to the printing of such proxy statement;

      (o) Establish and maintain free and open means of communication between and among the Committee, the Corporation's independent auditors, the Corporation's internal auditors and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

Miscellaneous

      (p) Establish and implement policies and procedures for the Committee's review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K);

      (q) Meet periodically, but at least annually, with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation, (ii) any inquiries received from regulators or governmental agencies and (iii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Corporation;

      (r) Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

      (s) Review the Corporation's policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors;

      (t) Review and approve in advance any services provided by the Corporation's independent auditors to the Corporation's executive officers or members of their immediate family;

      (u) Establish "whistle-blower" policies, including procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

      (v) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

      (w) Review and assess the adequacy of this Charter on an annual basis;

      (x) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.    INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

      The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Corporation's expense, such independent counsel or other consultants or advisers as it deems necessary.

                                                                       EXHIBIT B

                       CHARTER OF THE NOMINATING COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                        STEWARDSHIP FINANCIAL CORPORATION
                         ADOPTED AS OF FEBRUARY 17, 2004

--------------------------------------------------------------------------------

I.    PURPOSE OF THE COMMITTEE

      The purposes of the Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Stewardship Financial Corporation (the "Corporation") shall be to identify and to recommend to the Board individuals qualified to serve as directors of the Corporation and on the Audit Committee of the Board; and to advise the Board with respect to the Board composition and nominating procedures.

II.   COMPOSITION OF THE COMMITTEE

      The Committee shall consist of three or more directors, as determined from time to time by the Board, and such directors shall have been proposed by the chairperson of the Board upon the advice and consent of the members of the Executive Committee and the review of the Nominating Committee. Members of the Committee shall be appointed annually for a one-year term (or, if a successor has not been duly appointed, until a successor is appointed).

      Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"), and any additional requirements that the Board deems appropriate; provided, however, that notwithstanding the foregoing, members shall not be required to be "independent" within the meaning of the Nasdaq rules until after January 1, 2005.

      The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

         Any vacancy on the Committee shall be filled by the Board. No member of the Committee shall be removed except by the Board.

III.  MEETINGS AND PROCEDURES OF THE COMMITTEE

      The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

      A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.   DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.    Board Candidates and Nominees

      The Committee shall have the following duties and responsibilities with respect to Board candidates and nominees:

      (a) To assist in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board, including persons suggested by stockholders or others. The Committee may, if it deems appropriate, establish procedures to be followed by stockholders in submitting recommendations for Board candidates.

      (b) To review the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Committee shall look at the following attributes and criteria of candidates: experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board.

      (c) To recommend to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be, pursuant to the Bylaws of the Corporation, which recommendations shall be consistent with the criteria for selecting directors established by the Board from time to time.

      (d) To review the suitability for continued service as a director of each Board member when his or her term expires and when he or she has a change in status, including but not limited to an employment change, and to recommend whether or not the director should be re-nominated.

B.    Board Composition and Procedures

      The Committee shall have the following duties and responsibilities with respect to the composition and procedures of the Board as a whole:

      (a) To review annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole and contains at least the minimum number of independent directors required by Nasdaq.

      (b) To review periodically the size of the Board and to recommend to the Board any appropriate changes.

      (c) To make recommendations concerning any other aspect of the procedures of the Board respecting nominations and governance that the Committee considers warranted, including but not limited to procedures with respect to the waiver by the Board of any Corporation rule, guideline, procedure or corporate governance principle.

C.    Audit Committee

      The Committee shall have duty and responsibility to make recommendations to the Board regarding the size and composition of the Audit Committee, including the identification of individuals qualified to serve as members of the Audit Committee, and to recommend individual directors to fill any vacancy that might occur on Audit Committee.

V.    INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

      The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Corporation's expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms, such fees to be borne by the Corporation. The Committee shall keep the Corporation's finance department advised as to the general range of expenses anticipated for independent counsel and other consultants and advisors.

                                                                       EXHIBIT C

                      CHARTER OF THE COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                        STEWARDSHIP FINANCIAL CORPORATION
                         ADOPTED AS OF FEBRUARY 17, 2004

--------------------------------------------------------------------------------

II.   PURPOSE OF THE COMMITTEE

      The purposes of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Stewardship Financial Corporation (the "Corporation") shall be to oversee the Corporation's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans; and to produce a Committee report on executive compensation as required by the Securities and Exchange Commission ("SEC") to be included in the Corporation's annual proxy statement or annual report on Form 10-K filed with the SEC.

III.  COMPOSITION OF THE COMMITTEE

      The Committee shall consist of three or more directors as determined from time to time by the Board, and such directors shall have been proposed by the chairperson of the Board upon the advice and consent of the members of the Executive Committee and the review of the Nominating Committee. Members of the Committee shall be appointed annually for a one-year term (or, if a successor has not been duly appointed, until a successor is appointed).

      Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"), and any additional requirements that the Board deems appropriate; provided, however, that notwithstanding the foregoing, members shall not be required to be "independent" within the meaning of the Nasdaq rules until after January 1, 2005. Members of the Committee shall also qualify as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

      The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

      Any vacancy on the Committee shall be filled by the Board. No member of the Committee shall be removed except by the Board.

IV.   MEETINGS AND PROCEDURES OF THE COMMITTEE

      The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

      A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

V.    DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

A.    Executive Compensation

      The Committee shall have the following duties and responsibilities with respect to the Corporation's executive compensation plans:

      (a) To review at least annually the goals and objectives of the Corporation's executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.

      (b) To review at least annually the Corporation's executive compensation plans in light of the Corporation's goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt, or recommend to the Board the adoption of, new, or the amendment of existing, executive compensation plans.

      (c) To evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Corporation's executive compensation plans, and determine and approve, or recommend to the Board for its approval, the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee shall consider all relevant factors, including the Corporation's performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Corporation in past years. The Committee shall discuss the Chief Executive Officer's compensation with the Board.

      (d) To evaluate annually the performance of the other executive officers of the Corporation in light of the goals and objectives of the Corporation's executive compensation plans, and determine and approve, or recommend to the Board for its approval, the compensation of such other executive officers. To the extent that long-term incentive compensation is a component of such executive officer's compensation, the Committee shall consider all relevant factors in determining the appropriate level of such compensation, including the factors applicable with respect to the Chief Executive Officer.

      (e) To evaluate annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board.

      (f) To review and approve any severance or termination arrangements to be made with any executive officer of the Corporation.

      (g) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any executive compensation plan.

      (h) To review perquisites or other personal benefits to the Corporation's executive officers and recommend any changes to the Board.

      (i) To produce a Committee report on executive compensation as required by the SEC to be included in the Corporation's annual proxy statement or annual report on Form 10-K filed with the SEC.

B.    General Compensation and Employee Benefit Plans

      The Committee shall have the following duties and responsibilities with respect to the Corporation's general compensation and employee benefit plans, including incentive-compensation and equity-based plans:

      (a) To review at least annually the goals and objectives of the Corporation's general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.

      (b) To review at least annually the Corporation's general compensation plans and other employee benefit plans, including incentive-compensation and equity-based plans, in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.

      (c) To review all equity-compensation plans to be submitted for stockholder approval under the Nasdaq listing standards, and to review and, in the Committee's sole discretion, approve all equity-compensation plans that are exempt from such stockholder approval requirement.

      (d) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any compensation or other employee benefit plan, including any incentive-compensation or equity-based plan.

V.    INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

      The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Corporation's expense, such independent counsel or other consultants or advisers as it deems necessary. The Committee shall have the sole authority to retain or terminate any compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant's fees and other retention terms, such fees to be borne by the Corporation. The Committee shall keep the Corporation's finance department advised as to the general range of expenses anticipated for independent counsel and other consultants and advisors.

                                                                       EXHIBIT D

                         CERTIFICATE OF AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                        STEWARDSHIP FINANCIAL CORPORATION

      Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

      1. The name of the corporation is STEWARDSHIP FINANCIAL CORPORATION (the "Corporation").

      2. The following amendment to the Certificate of Incorporation was approved by the directors of the Corporation on ____________, 2004, and duly adopted by the shareholders of the Corporation on ____________, 2004:

      RESOLVED, that Article V of the Certificate of Incorporation of Stewardship Financial Corporation is amended to read in its entirety as follows:

                                    ARTICLE V
                                  Capital Stock

      The Corporation is authorized to issue 10,000,000 shares of common stock, without par value.

      3. The total number of shares outstanding at the time of the adoption of the amendment was ____________ (____). The total number of shares entitled to vote thereon was _____________ (____), of which ___________ (_____) voted in favor of the amendment, ___________ (_______) voted against the amendment, and ___________ (________) abstained from voting on the amendment.

      4. The effective time of the amendment herein certified shall be the date of filing of this Certificate of Amendment.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by its duly authorized officer this ____ day of _______, 2004.


                                     STEWARDSHIP FINANCIAL CORPORATION


                                         By:
                                             -------------------------------
                                             Paul Van Ostenbridge
                                             President

                       Stewardship Financial Corporation
                             Five Year Total Return


             [THE FOLLOWING TABLES WERE REPRESENTED BY A LINE GRAPH
                           IN THE PRINTED MATERIAL.]


                             Nasdaq
                SSFN    Composite Index   Peer Index     FWFC       MBP       CVLY        PFIS
 12/31/98      100.00       100.00          100.00      100.00    100.00     100.00      100.00
 12/31/99      110.99       185.95           93.30      127.75     91.47     105.00       83.20
 12/31/00      108.42       113.19           79.36       88.75     91.20      90.54      104.49
 12/31/01      124.54        89.64          107.98      178.27    109.15      94.27      106.43
 12/31/02      129.70        61.67          143.34      254.41    194.76     103.70      109.02
 12/31/03      240.43        92.90          184.20      290.44    257.87     169.78      176.46

                SSFN       SVBF        UNTY       STNJ         EGBN       JUVF        MBP
 12/31/98      100.00     100.00      100.00     100.00      100.00      100.00      100.00
 12/31/99      110.99      87.91       56.64      82.50      102.44       90.81      105.24
 12/31/00      108.42      88.46       18.88      61.03      102.13       73.83       74.31
 12/31/01      124.54     107.79       61.36      61.19      173.29       93.95       94.13
 12/31/02      129.70     183.17       77.78      60.78      233.22       98.63      117.92
 12/31/03      240.43     190.55      113.59      82.48      301.68      119.71      139.47

Peers = FCCY, CBNJ, FWFC, SBB, SVBF, UNTY, STNJ, EGBN, JUVF, MBP = 7 NJ-based commercial banks close in asset size for which historical stock price data was available for the relevant time period; 1 MD-based commercial bank (EGBN) and 2 PA-based commercial banks (JUVF, MBP) close in asset size with comparable operating performance in terms of return on average equity and return on average assets.